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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 April 21, 2006


                        Annaly Mortgage Management, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


         Maryland                       1-13447                  22-3479661
     ----------------                 ------------           -------------------
State or Other Jurisdiction           (Commission             (I.R.S. Employer
     Of Incorporation)                File Number)           Identification No.)


      1211 Avenue of the Americas
              Suite 2902
          New York, New York                                        10036
      ---------------------------                                ----------
        (Address of Principal                                    (Zip Code)
          Executive Offices)

       Registrant's telephone number, including area code: (212) 696-0100


                                    No Change
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement


     On April 21, 2006 Annaly Mortgage Management, Inc. (the "Company") amended and restated the employment agreement it had entered into with Rose-Marie Lyght, Senior Vice President, Senior Portfolio Manager of the Company. The agreement is for a one year term, and can be renewed annually. Under the amended agreement which is effective May 1, 2006, Ms. Lyght will receive an annual base salary of $500,000, subject to discretionary increases by the Company. In addition, Ms. Lyght is eligible to receive a discretionary bonus if approved by the Company's Compensation Committee. If Ms. Lyght's employment is terminated without Cause (as defined) or by her for Good Reason (as defined), she will be entitled to a severance payment equal to three times the greater of her annual base salary and performance bonus for the preceding year or the average for the three preceding years of her annual base salary and performance bonus. The agreement includes a one-year non-compete provision.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ANNALY MORTGAGE MANAGEMENT, INC.



                                        By: /s/ Kathryn Fagan
                                            ------------------------------------
                                            Name:  Kathryn Fagan
                                            Title: Chief Financial Officer



Dated: April 21, 2006